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                                                                Exhibit 23.3


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 7, 2000 on the financial statements of BioSphere Medical, Inc. and subsidiaries included in Sepracor's Form 10-K/A for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 14, 2000